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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of American Tower Systems Corporation for the registration of an aggregate total of 42,382,428 shares of its common stock and to the inclusion herein of our report dated October 24, 1997, with respect to the financial statements of Tucson Communications Company included in such Registration Statement for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

Ernst & Young LLP

San Diego, California
February 6, 1998